RICK’S CABARET INTERNATIONAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 3, 2012, Jaguars Acquisition, Inc. (“JAI”), a wholly owned subsidiary of Rick’s Cabaret International, Inc. (“Rick’s”), entered into a Purchase Agreement (the “Purchase Agreement”) with Bryan S. Foster and 13 entities owned by him (the “Companies”), to acquire nine operating adult cabarets and two other licensed locations under development (collectively, the “Foster Clubs”). Ten of the clubs are located in Texas, including clubs in Tye (near Abilene), Lubbock (two clubs), Odessa (two clubs), El Paso, Harlingen, Longview, Edinburg and Beaumont, and one club is located in Phoenix, Arizona. On September 17, 2012, the parties entered into an Amendment to Purchase Agreement, whereby the Beaumont acquisition will be effected through an asset purchase rather than a stock purchase. The Amendment also made minor changes to certain representations and warranties within the Purchase Agreement.

On September 17, 2012, JAI and its subsidiaries closed the transactions contemplated by the Purchase Agreement, as amended, and completed the acquisitions of nine of the 11 Foster Clubs. The acquisitions of the remaining two clubs, which are located in Beaumont and Longview, was completed shortly after final permitting had been obtained from the local jurisdictions, at which time the closing documents for those two clubs were released. Longview was closed on September 28, 2012 and Beaumont on October 12, 2012. As consideration for the purchase of the Foster Clubs, JAI and its subsidiaries paid to Foster and the Companies at closing $3,500,000 cash and $22,000,000 pursuant to a secured promissory note (the “Club Note”). The Club Note bears interest at the rate of 9.5% per annum, is payable in 144 equal monthly installments and is secured by the assets purchased from the Companies. Upon closing of the Real Estate Agreement (as defined below), JAI and its subsidiaries paid Foster an additional $500,000 cash.

At closing of the Purchase Agreement, Mr. Foster entered into a five-year non-competition agreement providing for him to not compete with us or our subsidiaries by owning, participating or operating an establishment featuring adult entertainment within a radius of 50 miles of the location of any of the adult clubs owned by our subsidiaries, excluding the adult cabaret located at 11327 Reeder Road, Dallas, Texas, 75229.

In connection with the Purchase Agreement, our wholly owned subsidiary, Jaguars Holdings, Inc. (“JHI”), entered into a Commercial Contract (the “Real Estate Agreement”), which agreement provides for JHI to purchase the real estate where the Foster Clubs are located. The transactions contemplated by the Real Estate Agreement closed on October 16, 2012. The purchase price of the real estate was $10.1 million and was paid with $355,000 in cash, $9.1 million in mortgage notes and an agreement to make a one-time payment of $650,000 in twelve years. The notes bears interest at the rate of 9.5%, are payable in 143 equal monthly installments and are secured by the real estate properties.

The unaudited pro forma condensed combined financial statements have been prepared to give effect to Rick’s acquisition of certain assets and entities in the Purchase Agreement (“Jaguars” or “the Seller”).

The pro forma condensed balance sheet gives effect to the Jaguars acquisition as if it had occurred on June 30, 2012, combining the balance sheets of Rick’s and Jaguars as of that date. The pro forma condensed statements of operations for the nine months ended June 30, 2012 and for the year ended September 30, 2011 give effect to the acquisition as if it had occurred on October 1, 2011 and October 1, 2010, respectively, combining the results of Rick’s for the nine months ended June 30, 2012 and the year ended September 30, 2011 with those of Jaguars for the nine months ended June 30, 2012 and for the year ended December 31, 2011.

The pro forma statements of operations for the year ended September 30, 2011 and the nine months ended June 30, 2012 include appropriate adjustments for amortization, interest and other items related to the transaction. The pro forma adjustments are based on preliminary appraisal results, estimates, available information and certain assumptions that management deems appropriate. The pro forma financial information is unaudited and does not purport to represent the results that would have been obtained had the transactions occurred at October 1, 2010 or 2011, as assumed, nor does it purport to present the results which may be obtained in the future.

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2012
(IN THOUSANDS, EXCEPT SHARE INFORMATION)

			Pro Forma	Pro Forma
	Rick's	Jaguar's	Adjustment	Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,652	$203	$(4,653)	$5,202
Accounts receivable:
Trade	1,455	51	(51)	1,455
Employees	491	13	(13)	491
Marketable securities	1,041	-	-	1,041
Inventories	1,441	48	(31)	1,458
Prepaid expenses and other current assets	5,075	44	(44)	5,075
Total current assets	19,155	359	(4,792)	14,722

Property and equipment, net	79,818	8,478	2,066	90,362
Goodwill and indefinite lived intangibles	67,737	-	25,055	92,792
Definite lived intangibles, net	846	-	450	1,296
Other	1,819	3	(3)	1,819
Total assets	$169,375	$8,840	$22,776	$200,991

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$14,878	$5,411	$(5,411)	$14,878
Current portion of long-term debt	6,121	841	(841)	6,121
Total current liabilities	20,999	6,252	(6,252)	20,999

Long-term debt less current portion	37,364	3,396	28,220	68,980
Deferred tax liability	23,192	-	-	23,192
Other	821	-	-	821
Total liabilities	82,376	9,648	21,968	113,992
COMMITMENTS AND CONTINGENCIES

TEMPORARY EQUITY - Common stock ,subject to put rights (461,740 shares)	551	-	-	551

STOCKHOLDERS' EQUITY:
Preferred stock, $.10 par, 1,000,000 shares authorized; none outstanding	-	-	-	-
Common stock, $.01 par, 15,000,000 shares authorized; 9,272,237 outstanding	97	-	-	97
Additional paid-in capital	61,522	-	-	61,522
Accumulated other comprehensive income	36	-	-	36
Retained earnings	21,487	(808)	808	21,487
Total Rick's permanent stockholders' equity	83,142	(808)	808	83,142
Noncontrolling interests	3,306	-	-	3,306
Total permanent stockholders' equity	86,448	(808)	808	86,448
Total liabilities and stockholders' equity	$169,375	$8,840	$22,776	$200,991

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 2012
(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

			Pro Forma		Pro Forma
	Rick's	Jaguar's	Adjustment		Combined
Total revenue	$71,353	$10,877	$-		$82,230

Operating expenses:
Cost of goods sold	9,601	845	-		10,446
Salaries and wages	15,461	1,790	-		17,251
Depreciation and amortization	3,708	298	233	B	4,239
Other general and administrative	29,723	8,650	(4,438)	E	33,935
Total operating expenses	58,493	11,583	(4,205)		65,871

Operating income	12,860	(706)	4,205		16,359

Interest expense	(3,178)	(342)	(1,908)	C	(5,428)
Income tax expense	(3,366)	-	(437)	D	(3,803)
Other	(192)	-	-		(192)
Net income	$6,124	$(1,048)	$1,860		$6,936

Net income per share:
Basic	$0.63				$0.71
Diluted	$0.63				$0.71

Weighted average shares outstanding:
Basic	9,710				9,710
Diluted	9,717				9,717

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2011
(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

			Pro Forma		Pro Forma
	Rick's	Jaguar's	Adjustment (A)		Combined

Total revenue	$83,491	$14,278	$-		$97,769

Operating expenses:
Cost of goods sold	10,427	1,023	-		11,450
Salaries and wages	18,329	2,308	-		20,637
Depreciation and amortization	3,904	413	309	B	4,626
Other general and administrative	32,037	11,358	(5,736)	E	37,659
Total operating expenses	64,697	15,102	(5,427)		74,372

Operating income	18,794	(824)	5,427		23,397

Interest expense	(4,289)	(539)	(2,341)	C	(7,169)
Income tax expense	(5,403)	-	(603)	D	(6,006)
Other	(1,256)	-	-		(1,256)

Net income	$7,846	$(1,363)	$2,483		$8,966
Net income per share:
Basic	$0.79				$0.90
Diluted	$0.79				$0.90

Weighted average shares outstanding:
Basic	9,930				9,930
Diluted	9,932				9,932

* The Jaguar financial statements are for the year ended December 31, 2011.

RICK’S CABARET INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT

DESCRIPTION	Amounts
in thousands
Total consideration:
Cash	$4,450
Issuance of Promissory Note	31,616
$36,066

(A)	Records the Jaguars acquisition, including: payment of $4.4 million in cash and a Promissory Note issued aggregating $31.6 million.

This acquisition was accounted for as a purchase with the total consideration preliminarily allocated to the assets assumed as follows:

Allocation:
Current assets	$17
Property & equipment	10,544
Non-compete agreement	450
Licenses	5,923
Goodwill	19,132
$36,066

The foregoing allocations are based on estimated fair values and are subject to adjustment. Fair values of assets acquired were determined based on management’s valuation.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

(B)	Records adjustment to amortization expense to reflect increase for new basis of identifiable intangible assets including non-compete agreement and goodwill. Non-compete agreement is amortized straight-line over the one and two year lives. Goodwill is considered to have an indefinite life and is not amortized. Also records adjustment to depreciation expense for the new buildings purchased in the transaction.

(C)	Records adjustment to interest expense to reflect interest on Rick's $31.6 million Promissory Notes related to the acquisition and reduce interest expense for Jaguars debt which would have been paid off.

(D)	Records income tax expense on Jaguars net loss and pro forma adjustments.

(E)	Reduces corporate and rent costs which will not exist in the new entity.